Exhibit 3.7

MVP REIT, INC.

ARTICLES OF AMENDMENT

MVP REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    The charter of the Corporation (the “Charter”) is hereby amended as follows:

1.    Section 9.2.    The phrase “Until such time as the Common Shares are Listed” is hereby deleted in its entirety from the first lead-in sentence of Section 9.2 so that, as revised, the lead-in sentence to Section 9.2 reads as follows:

“Section 9.2    Certain Permitted Investments. The following provisions shall apply:”

2.    Section 9.3.    The phrase “Until such time as the Common Shares are Listed” is hereby deleted in its entirety from the first lead-in sentence of Section 9.3 so that, as revised, the lead-in sentence to Section 9.3 reads as follows:

“Section 9.3    Investment Limitations.    In addition to other investment restrictions imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following shall apply to the Corporation’s investments:”

SECOND:    The foregoing amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

THIRD:    There has been no change in the authorized stock of the Corporation effected by the amendments to the Charter as set forth above.

FOURTH:    The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on this 14th day of September, 2012.

ATTEST:	MVP REIT, INC.

/s/ Michael V. Shustek	/s/ John W. Alderfer	(SEAL)
Name: Michael V. Shustek	Name: John W. Alderfer
Title: Secretary	Title: President